 *  Independent Bank CorporationFollow-on Offering of Common Stock$86,000,000  August 2013  Issuer Free Writing ProspectusFiled Pursuant to Rule 433Registration Statement No. 333-190513August 19, 2013

 *  Cautionary Note Regarding Forward-Looking Statements  This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements of goals, intentions, and expectations as to future trends, plans, events, or results of Independent Bank Corporation’s operations and policies, including, but not limited to, Independent Bank Corporation’s outlook on earnings and the sufficiency of the allowance for loan losses, and statements regarding asset quality, projections of future revenue, earnings or other measures of economic performance, Independent Bank Corporation’s plans and expectations regarding non-performing assets, business opportunities, potential benefits of the offering to which this presentation relates, and general economic conditions. Forward-looking statements include expressions such as “will,” “may,” “should,” “believe,” “expect,” “forecast,” “anticipate,” “estimate,” “project,” “intend,” “likely,” “optimistic” and “plan,” and similar words or phrases, which are necessarily statements of belief as to expected outcomes of future events. These statements are based on current and anticipated economic conditions, nationally and in Independent Bank Corporation’s markets, interest rates and interest rate policy, competitive factors, and other conditions which by their nature are not susceptible to accurate forecast and are subject to significant uncertainty. Because of these uncertainties and the assumptions on which this presentation and the forward-looking statements are based, actual future operations and results may differ materially from those indicated in this presentation. For a discussion of certain factors, risks and uncertainties which could cause actual future operations and results to differ from estimates and projections discussed in these forward-looking statements, please read the “Risk Factors” section in the prospectus relating to the offering which accompanies this presentation. You should not place undue reliance on any such forward-looking statement. These forward-looking statements are not guarantees of future performance. Independent Bank Corporation does not undertake to publicly revise or update forward-looking statements in this presentation to reflect events or circumstances that arise after the date of this presentation.Independent Bank Corporation has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents Independent Bank Corporation has filed with the SEC for more complete information about Independent Bank Corporation and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, Independent Bank Corporation or a representative will arrange to send you the prospectus if you request it by calling Keefe Bruyette & Woods, Inc. toll-free (800) 966-1559.

 *  Transaction Overview  Issuer:  Independent Bank Corporation  Ticker / Exchange:  IBCP / NASDAQ  Closing Price (8/16/13):  $7.94  Type of Offering:  Follow-on Public Offering  Type of Security:  Common Stock  Transaction Size:  $86 million  Over-Allotment Option:  15%  Use of Proceeds:  To redeem the Series B Convertible Preferred Stock and related warrant held by the U.S. Treasury (“Treasury”) for $81.0 million.   Book-Running Manager:  Keefe, Bruyette & Woods  Co-Managers:  Sandler O’Neill + PartnersBoenning & Scattergood

Investment Thesis

- ✓ Compelling absolute and relative valuation with potential for upside as the stock trades to a more normalized valuation
- ✓ Results-oriented management team as evidenced by improved earnings and credit metrics
- ✓ Excellent, low cost core deposit base drives a strong net interest margin
- ✓ Organic growth available through multiple Michigan markets with balanced commercial and retail community banking model
- ✓ Long-term earnings growth potential available through cost saving initiatives and upside from eventual higher rate environment
- ✓ Franchise expansion opportunities available through participation in Michigan consolidation opportunities in adjacent markets

4

Offering Rationale

- ✓ Simplifies capital structure with TARP exit
- ✓ Improves capitalization to fund organic growth
- ✓ Better positioned to take advantage of consolidation opportunities

Consolidated Capital Ratios

	As Reported 6/30/13	As Adjusted [1] 6/30/13
Tangible Common Equity / Tangible Assets (%)	5.58%	9.63%
Tier 1 Leverage Ratio (%)	10.28%	10.28%
Tier 1 Capital / Risk-weighted Assets (%)	14.90%	14.90%
Total Capital / Risk-weighted Assets (%)	16.17%	16.17%

Sources and Uses of Funds ($M)

Sources		Uses	
Net Proceeds [1]	$81.0	Cash Payment to Treasury	($81.0)
Parent Co. Cash	$7.7	Trust Preferred Accrued Interest [2]	($7.7)
Total Sources	**$88.7**	**Total Uses**	**($88.7)**

Note: The ratio of tangible common equity, or TCE, to tangible assets, or TA, is a non-GAAP-based financial measure. In order to calculate tangible common equity and tangible assets, the Company's management subtracts intangible assets from both common equity and assets. The most directly comparable GAAP-based measure is the ratio of stockholders' equity to assets.

(1)Assumes the underwriters' over-allotment is not exercised.
(2)As of June 30, 2013.

5

 *  Overview of Independent Bank Corporation  Headquartered in Ionia, MICelebrating 149 years71 offices across Michigan's Lower Peninsula 4th largest bank headquartered in Michigan (by assets)Single state-chartered bank subsidiary (Independent Bank)$2.1 billion in total assets$1.8 billion in total depositsJ.D. Power, Perfect 5-Star Power Circle Customer Satisfaction rating three of the past four yearsRanked #1 in our five state market for customer satisfaction in 2012  West  Central  Southeast  East / Thumb  IBCP Branch

Experienced Management Team

New leadership team in place since 2007 has successfully managed through the credit cycle

	Age	Years in Banking Industry	Years with IBCP	Experience
Brad Kessel President & CEO	48	26 years [(1)]	19 years	Mr. Kessel was appointed President effective April 1, 2011, and appointed CEO effective January 1, 2013. He was appointed EVP - Chief Operations Officer of Independent Bank in September 2007 in conjunction with the consolidation of our bank charters. He joined Independent Bank Corporation in 1994 as Vice President of Finance. In 1996 he was appointed SVP of Branch Administration for Independent Bank, a position he held until being named as President and CEO of our lead bank in 2004 (prior to the four bank charter consolidation in 2007). Mr. Kessel is a certified public accountant and received his undergraduate degree from Miami University (Ohio) and his MBA from Grand Valley State University.
Robert Shuster EVP & CFO	55	30 years	13 years	Mr. Shuster was appointed EVP and CFO of the Company in 2001. Prior to this appointment, he was President and CEO of Independent Bank MSB since 1999 and was President and CEO of Mutual Savings Bank, fsb since 1994. Mr. Shuster is a certified public accountant and received his degree from the University of Michigan.
Stefanie Kimball EVP & CRO	53	31 years	6 years	Ms. Kimball was appointed Chief Risk Officer in 2012. She joined the Company in April 2007 as EVP – Chief Lending Officer. Prior to joining Independent Bank, she had been with Comerica Incorporated for 25 years. Ms. Kimball held several notable positions during her Comerica tenure including SVP Credit Administration for Middle Market, Small Business, Private Banking as well as Retail Lending. In addition she assumed the role of SVP, Credit Risk Management and was responsible for the design and implementation of the bank's Basel enterprise credit risk initiatives. Ms. Kimball received her undergraduate degree from Oakland University and her MBA from the University of Detroit.
Mark Collins EVP & General Counsel	55	28 years [(2)]	4 years	Mr. Collins joined the Company as General Counsel in 2009. In June 2010, he was also appointed as President and CEO of Mepco Finance Corporation, a wholly-owned subsidiary of Independent Bank. Prior to joining the Company, Mr. Collins was a partner with Varnum LLP, a Grand Rapids-based law firm, where he specialized in commercial law and creditors' rights. Mr. Collins received his law degree in 1982 from the Villanova University School of Law.
Jim Mack EVP & CLO	52	29 years	4 years	Mr. Mack was appointed EVP – Commercial Lending in July 2012. He joined the Company in May 2009 as SVP – Credit Administration. Prior to joining Independent Bank, he had been with Comerica for 25 years, most recently serving as SVP - Credit Administration for the Business Banking, Private Banking and SBA national divisions. Mr. Mack received his Bachelors of Business Administration from Western Michigan University.
David Reglin EVP - Retail Banking	53	31 years	31 years	Mr. Reglin, was appointed EVP – Retail Banking in September 2007 in conjunction with our bank charter consolidations. Prior to September 2007, he had been the President and CEO of Independent Bank West Michigan since 1999 and prior to that time he was SVP of the bank since 1991. Mr. Reglin is also the President of Independent Title Services, Inc. He originally joined Independent Bank Corporation in 1981. Mr. Reglin received his bachelor's degree from Central Michigan University.

(1) Experience includes positions within the financial services group at a large accounting firm.
(2) Experience includes specialization in commercial law and creditors' rights at a large, Grand Rapids-based law firm.

7

 *  Core Banking Markets  West  Central  Southeast  East / “Thumb”  Significant market presence and opportunity to gain market share in the attractive growth markets of western and central MichiganWhile unemployment is trending favorably throughout the state, western and central Michigan have generally remained better than the overall Michigan average  IBCP Branch  Note: Data as of 6/30/13. Dollars are in millions.Loans exclude those related to resort lending and payment plan receivables related to Mepco.Deposits exclude reciprocal deposits, brokered deposits and certain other “non-market” deposits.

 Unemployment Trends (%)  Median Home Sales Price (Thousands)  Total Employees Michigan (Thousands)  Median Home Sales Price by Region (Thousands)  Michigan EconomyContinues to Stabilize  *  Sources: Bureau of Labor Statistics, Homepricetrend.com and Realtor.org.  Michigan has closed the unemployment gap  Stable and affordable home prices  Prices are rising in key markets  Job growth continues

Statewide Low Cost Deposit Franchise
Focused on Core Deposit Growth

Deposit Composition – Q2'13 ($ in Millions)



Brokered Time
$13M
1%
Non-interest
Bearing
$499M
27%
Retail Time
$359M
20%
Savings and
Interest-bearing
Checking
$899M
49%
Reciprocal
$47M
3%

Cost of Deposits (%)



0.65%
0.60%
0.55%
0.50%
0.45%
0.40%
0.35%
0.30%
0.63%
0.50%
0.45%
0.42%
0.41%
0.38%
0.34%
0.32%
Q3'11
Q4'11
Q1'12
Q2'12
Q3'12
Q4'12
Q1'13
Q2'13

Deposit Highlights

- $1.82 billion total deposits
  - Substantially all core funding
  - $1.40 billion of transaction accounts (77% of total deposits)
  - Cost of deposits of 0.32%
- Over the last year we have sold 21 branches and $403 million of deposits. Further, over the past two years we consolidated 15 branches to enhance the efficiency of our branch network
  - Excluding the branch sale, our deposits have grown by 2.9% over the past 12 months
- We maintain strong deposit market share across our markets of operations, with a top 10 ranking in 9 out of 11 MSAs
- Loyal customer base gives us pricing leverage
- Brokered CDs total only $13 million, or 1% of total deposits as of June 30, 2013 versus $629 million, or 25% of total deposits as of December 31, 2009

10

Diversified Loan Portfolio
Focused on High Quality Growth

Loan Composition – Q2'13 ($ in Millions)


Held for Sale
$36M
3%
Payment Plan
Receivables
$76M
5%
Commercial
$617M
44%
Installment
$190M
13%
Mortgage
$503M
35%

Yield on Loans (%)


7.00%
6.75%
6.50%
6.25%
6.00%
5.75%
5.50%
6.49%
6.29%
6.14%
6.07%
6.08%
5.92%
5.75%
5.73%
Q3'11
Q4'11
Q1'12
Q2'12
Q3'12
Q4'12
Q1'13
Q2'13

Lending Highlights

- $1.4 billion total loans
- Current loan origination efforts focus on:
  - High quality, profitable commercial loan segments;
  - Residential mortgage loans eligible for sale in the secondary market; and
  - Consumer installment loans
- Strengthened commercial loan capabilities in C&I and CRE underwriting and processes starting in 2007
- We work as teams across business lines and have certain team goals and incentives. We use the concept of Strategic Partners – meaning that every Branch Manager and Community Banker is assigned a specific team member in each business line

11

Commercial Banking
Business Model, Philosophy & Structure

- **Experienced, relationship-focused lending team with average experience of over 19 years. Total of 21 lenders and three loan group managers**
  - Average loan size of $217,000; $300,000 is longer term target
  - Average relationship size of $350,000; $500,000 is longer term target
  - Comprehensive pricing model allows us to be competitive but still earn adequate returns
  - Larger banks overlook much of our client target market

- **Business Bankers focus segment is core Small Business to lower end of Middle Market**
  - $2 million to $50 million in sales
  - Loan relationships of $250,000 to $5 million (average relationship size of $350,000)
- **Community Bankers focus segment is micro-business**
  - <$2 million in sales
  - Loan relationships <$250,000 (average relationship size of $50,000)

- **Target segments**
  - General C & I (including owner occupied real estate), no specific concentrations
  - High net worth individuals – Private Banking profile
  - Investor real estate but limit to 45% of portfolio with little development or speculative risk
  - Small Business deposits
  - Credit enhancement programs (i.e. SBA, USDA)

12

Retail Banking
Business Model, Philosophy & Structure

- **We operate a Customer Service Focused, Community Banking model through 71 banking offices across the lower peninsula of Michigan**
  - Our service culture, called the Eagle Experience, is supported by our internal guiding principal: "Impress Every Customer Every Day, Every Time"
  - We have been awarded the J.D. Power, Perfect 5-Star Power Circle Customer Satisfaction rating three of the past four years, with one of those years awarded the #1 bank in a five-state area

- **Each of our 71 branches is run by a manager who can make consumer loans, open new accounts and run a teller window when necessary. We staff to a model in order to manage efficiency and cost. As a result, our managers are required to be "in store" the majority of their time and, as a result, are known as our "inside" sales associates**
  - Typically, three to five of these managers report up to one of 17 Vice President - Community Bankers. The primary responsibility of the Community Banker is to grow their branches through calling on small businesses in their area's communities
  - The 17 Community Bankers report to one of two Senior VP's of Retail Banking

- **We believe that the checking account and the mortgage loan are the foundation of a long term customer relationship**
  - Our history of emphasizing checking acquisition and mortgage banking has produced a very stable and low cost source of funds, strong non-interest revenue, and opportunities for cross-selling additional products and services

- **While our customers enjoy our relationship-based, "know your customer" philosophy, we still offer the most current technology-based products and services that they expect**

13

Positive Earnings Trends

Net Income (1) ($ in Millions)



$8.0
$6.0
$4.0
$2.0
$0.0
($2.0)
($4.0)
($6.0)
($8.0)
($10.0)
($4.1)
($8.7)
$3.5
$4.3
$6.4
$6.5
$5.8
$5.8
Q3'11
Q4'11
Q1'12
Q2'12
Q3'12
Q4'12
Q1'13
Q2'13

Return on Average Assets (1) (%)



2.00%
1.50%
1.00%
0.50%
0.00%
(0.50%)
(1.00%)
(1.50%)
(2.00%)
(0.71%)
(1.51%)
0.59%
0.72%
1.07%
1.46%
1.13%
1.11%
Q3'11
Q4'11
Q1'12
Q2'12
Q3'12
Q4'12
Q1'13
Q2'13

Earnings Highlights

- Six consecutive quarters of positive net income
- Potential earnings upside to be driven by:
  - Redemption of higher cost trust preferred securities
  - Continued lower credit costs
  - Lower FDIC expense
  - Branch rationalization savings
  - Redeployment of resources across the bank
  - Utilization of excess capacity to grow revenue
  - Poised to benefit in a rising rate environment
- Recent reversal of deferred tax asset valuation allowance demonstrates both a forecast of future profitability and a forecast of stable to improving asset quality

Note: All dollars in millions.

(1) Net income and return on average assets exclude $5.4 million of income related to our branch sale in Q4’12 and the $57.6 million of tax benefit related to the reversal of the valuation allowance on our deferred tax asset in Q2’13.

14

 *  Fundamental Operations  Pre-tax, Pre-Provision Earnings ($ in Thousands)  Longer term pre-tax, pre-provision ROA target of 1.50%+

 *  Strong and Stable Net Interest Margin  Diversification of the loan and securities portfolio, in combination with a low cost deposit base, positions us to benefit from a rising rate environmentQ2’13 net interest margin is in the top 15% of all Midwest banks with assets between $1 and $5 billion (1)Net interest income has shrunk along with the balance sheet, but has stabilized over the last quarterQ2’12 – Q4’12 margin was compressed as a result of us increasing liquidity to complete the sale of 21 branches in the fourth quarter  Net Interest Margin Highlights  Net Interest Margin (%)  Net Interest Income ($ in Millions)  Note: All dollars in millions.Source: SNL Financial. Includes public institutions traded on NYSE or NASDAQ.

Focus on Reducing Non-interest Expense

Non-interest Expense (1) ($ in Millions)



60%-65% target efficiency ratio
$40.0
$35.0
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$0.0
120%
100%
80%
60%
40%
20%
0%
$31.5
$36.7
$28.0
$29.5
$29.3
$29.9
$25.5
$27.7
Q3'11 Q4'11 Q1'12 Q2'12 Q3'12 Q4'12 Q1'13 Q2'13
Compensation and Benefits
Credit Related
Occupancy
Data Processing
FDIC Insurance
Other
Efficiency Ratio

Expense Reduction Focus

- Internal group focus on improving the our efficiency ratio to 60% - 65% over time through both reduction in non-interest expense and increased revenues
- Expense reductions focused on five major components:
  1) Compensation and benefits
  2) Credit related costs
  3) Occupancy costs
  4) Data processing expenses
  5) FDIC insurance

(1) Excludes non-recurring items.

Note: Efficiency ratio is defined as non-interest expense, excluding amortization of intangibles and non-recurring expense, as a percent of net interest income and non-interest income, excluding realized gains on securities and non-recurring items.

17

Strong Non-Interest Income Generation

YTD Non-interest Income Breakout ($M)


Sale of Loans
$6.8M
28%
Sale of Securities
$0.2M
1%
Mortgage Servicing
$2.3M
9%
Commissions
$0.8M
4%
BOLI
$0.7M
3%
Insurance
$0.9M
4%
Other
$1.7M
7%
Charges on Deposits
$7.0M
29%
Interchange
$3.7M
15%

Non-interest Income Trends


Non-interest Income ($M)
NII / Total Revenue (%)
$18.0
$16.0
$14.0
$12.0
$10.0
$8.0
$6.0
$4.0
$2.0
$0.0
50.0%
40.0%
30.0%
20.0%
10.0%
0.0%
$9.3
$12.5
$14.6
$13.0
$14.5
$16.0
$11.1
$13.0
Q3'11
Q4'11
Q1'12
Q2'12
Q3'12
Q4'12
Q1'13
Q2'13
Non-interest Income
Efficiency Ratio

Non-Interest Income Highlights

- Diverse sources of non-interest income
- Non-interest income represents approximately 40% of total revenue
- Ranks in the top 15% among Midwest banks with assets between $1 billion and $5 billion in non-interest income / total revenue [(1)]
- Focus on expanding already strong mortgage banking operations
  - We retain servicing on most of the mortgages we originate
  - Currently we service $1.7 billion in mortgages (19,000 clients)
- Continue to increase transaction processing revenues (interchange and merchant processing)

(1) Source: SNL Financial. Includes public institutions with between $1 billion and $5 billion that are traded on NYSE or NASDAQ.
Note: Q4'12 non-interest income excludes the gain related to the branch sale of $5.4 million.

18

Strong Pro Forma Capital Levels

Bank Holding Company Capital (%)

	Total Risk-based Capital	Tier 1 Leverage Ratio	TCE / TA
BCP 6/30/13 As-Reported	16.17%	10.28%	5.58%
BCP 6/30/13 As-Adjusted (1)	16.17%	10.28%	9.63%
Peer Median (2)	15.49%	10.76%	8.63%

Bank Capital (%)

	Total Risk-based Capital	Tier 1 Leverage Ratio	TCE / TA
BCP 6/30/13 As-Reported	16.35%	10.35%	11.65%
BCP 6/30/13 As-Adjusted (1)	16.35%	10.35%	11.65%
Peer Median (2)	15.93%	9.99%	9.93%

Capital Structure Highlights

- Following the offering, the capital structure will be simplified, bringing common capital levels above peer levels
- Additional capital can be used to fund future growth
- Recent reversal of the valuation allowance on the deferred tax asset combined with future profitability implies future upside to regulatory capital ratios
- Trust preferred is grandfathered as tier 1 capital under Basel III
- Our capital ratios currently exceed the Basel III requirements

Note: The ratio of tangible common equity, or TCE, to tangible assets, or TA, is a non-GAAP-based financial measure. In order to calculate tangible common equity and tangible assets, the Company's management subtracts intangible assets from both common equity and assets. The most directly comparable GAAP-based measure is the ratio of stockholders' equity to assets.

(1)Assumes the underwriters' over-allotment is not exercised.

(2)Source: SNL Financial. Peer group defined as select Midwest public banks with between $1 and $4 billion in assets that are traded on NYSE or NASDAQ.

19

 *  Steady Credit Quality Improvement  Non-performing Loans ($ in Millions)  ORE / ORA ($ in Millions)  30-89 Days Delinquent ($ in Millions)  Non-performing Assets ($ in Millions)  Note: Non-performing loans and non-performing assets exclude troubled debt restructurings.  28% decrease from Q113, 39% YTD  25% decrease from Q113, 32% YTD  18% decrease from Q113, 29% YTD  26% reduction over Q113, 36% YTD

 *  Improving Credit Costs  *  Provision ($ in Millions)  Net Charge-Offs ($ in Millions)  Allowance ($ in Millions)

Troubled Debt Restructurings (TDRs)
Over *90% of TDRs are Current*

TDRs ($ in Millions)



TDRs ($M)
% Current
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
95%
90%
85%
80%
75%
70%
65%
$85
$138
$145
$146
$155
$152
$144
$143
$135
76%
78%
77%
81%
83%
84%
84%
86%
90%
2009
2010
2011
Q1'12
Q2'12
Q3'12
Q4'12
Q1'13
Q2'13
Performing
Non-Performing

TDR Highlights

- Working with client base to maximize sustainable performance
- The specific reserves allocated to TDRs totaled $13.0 million at June 30, 2013
- A majority of our TDRs are performing under their modified terms but remain in TDR status for the life of the loan
- 90% of TDRs are current as of 6/30/13
- **Commercial TDR Statistics:**
  - 131 loans
  - $45.8 million book balance
  - 92.8% performing
  - WAR of 4.91% (accruing loans)
  - Well seasoned portfolio; over 75% of accruing loans are not only performing but have been over a year since modification
- **Retail TDR Statistics**
  - 909 loans
  - $89.7 million book balance
  - 92.8% performing
  - WAR of 4.72% (accruing loans)
  - Well seasoned portfolio; over 94% of accruing loans are not only performing but it has been over a year since modification

22

 *  TDR Segmentation  (1)  Commercial TDRs by Type (6/30/13)  Retail TDRs by Type (6/30/13)  Also includes loans on non-accrual at the time of modification until six payments are received on a timely basis.

 *  Investment Securities Portfolio  Total Investments: $354MNet Unrealized Loss: $1.7M  Investment Portfolio Highlights  High quality, liquid, diverse portfolio with short durationOver 74% of the portfolio is AAA rated6.2 year average weighted life with a weighted average yield of 1.64%Over 62% of the portfolio is variable rate  Investment Portfolio by Type (6/30/13)  Investment Portfolio by Rating (6/30/13)

Investment Summary

- ✓ Compelling absolute and relative valuation with potential for upside as the stock trades to a more normalized valuation
- ✓ Results oriented management team as evidenced by improved earnings and improved credit metrics
- ✓ Excellent, low cost core deposit base drives a strong net interest margin
- ✓ Organic growth available through multiple Michigan markets with balanced commercial and retail community banking model
- ✓ Long-term earnings growth potential available through cost saving initiatives and upside from eventual higher rate environment
- ✓ Franchise expansion opportunities available through participation in Michigan consolidation opportunities in adjacent markets

25

 *  Appendix

 *  Historical Financial Performance  ROAA (%)  ROACE (%)  Diluted Earnings per Share  Total Assets ($ in Billions)  * In the second quarter of 2013, earnings included a $57.6 million positive income effect due to the reversal of substantially all of our deferred tax assets. Indicated financials are adjusted to exclude this tax event.

Grand Rapids Market Summary

Market Information

- Medium sized urban, commercial focused market
- There are 11,833 total businesses in this region's footprint
- There are 95,795 households in this region's footprint
- The average household income in this region is $51,361, which is below the State of Michigan average of $58,514
- The estimated 5 year commercial loan and deposit growth is roughly 5.0%

IB Position in Market

- Independent Bank has 11 branches in this region
- There are 143 branches of competitor financial institutions
- A majority of the competition in this region are Regional banks, i.e. banks that operate in 5 or more states
- According to FDIC Data, Independent Bank ranks 9th in this region in deposit market share with a total market share of 2.47%
- IB has a total of $199 million and $189 million in deposits as of June of 2013 and June of 2012 respectively at branches in this region

Geographic Footprint



North Muskegon
M U S K E G O N
Wolf Lake
Muskegon
Muskegon Heights
Moorland
Kent City
Solon Center
Cedar Springs
Norton Shores
Sullivan
Ravenna
Sparta
Fruitport
M I C H I G A N
Rockford
Wright
Ferrysburg
Spring Lake
Coopersville
Alpine
Grattan
Grand Haven
Cannonsburg
K E N T
O T T A W A
Walker
Robinson
Tallmadge
Allendale
Grand Rapids
North Blendon
East Grand Rapids
Ada
Lowell
Port Sheldon
Olive Center
Jenison
Wyoming
Grandville
Kentwood
Hudsonville
Oaklawn Beechwood
Zeeland
Jamestown
Byron Center
Cutlerville
31
37
96
131
196
11
121

Source: Fiserv BankAnalyst.

Market Strategy

- Large market with little existing market share
- Economy is stable and growing
- Large number of core C & I credits in our stated target of $2M-$50M
- Now focusing on C & I market with new leadership in this market
- Medical related provides good opportunity

28

Ionia / West Michigan / Rural Market Summary

Market Information

- Small sized rural, commercial focused market
- There are 4,225 total businesses in this region's footprint
- There are 31,633 households in this region's footprint
- The average household income in this region is $46,524, which is below the State of Michigan average of $58,514
- The estimated 5 year commercial loan and deposit growth is roughly 3.8%

IB Position in Market

- Independent Bank has 12 branches in this region
- There are 43 branches of competitor financial institutions
- A majority of the competition in this region are Intrastate banks, i.e. banks that operate in only 1 state
- According to FDIC Data, Independent Bank ranks 1st in this region in deposit market share with a total market share of 35.54%
- IB has a total of $335 million and $338 million in deposits as of June of 2013 and June of 2012 respectively at branches in this region

Geographic Footprint



Hart
Elbridge
Loda Lake Wildflower Sanctuary
Big Rapids
Grant Center
Weidman
Beal City
O C E A N A
M E C O S T A
Isabella Indian Reservation
Ferry
Hesperia
Mecosta
Stanwood
Broomfield Center
Mount Pleasant
N E W A Y G O
New Era
Rothbury
Dayton Center
White Cloud
Big Prairie
Shepherd
Morley
Rolland Center
Coe
Fremont
Croton
Holton
Newaygo
Howard City
Edmore
Lakewood Club
M I C H I G A N
Alma
Twin Lake
Bridgeton
Grant
Ensley Center
McBrides
Dalton
Ashland Center
Stanton
Sumner
Sand Lake
M O N T C A L M
Ithaca
Muskegon
Wolf Lake
Moorland
Solon Center
Kent City
Cedar Springs
Crystal
Sidney
Sheridan
Ravenna
Sullivan
Sparta
Greenville
Eureka Place
Perrinton
Norton Shores
Fruitport
Carson City
Wright
Rockford
Belding
Ferrysburg
Coopersville
Alpine
Grattan
Cannonsburg
Orleans
Hubbardson
Maple Rapids
Grand Haven
Spring Lake
Comstock Park
K E N T
O T T A W A
Walker
St. Johns
Muir
Ionia
Pewamo
Fowler
Robinson
Allendale
Grand Rapids
Lyons
Westphalia
North Blendon
Olive Center
Ada
Lowell
I O N I A
C L I N T
Port Sheldon
Grandville
Wyoming
Saranac
Berlin Center
Riley
Hudsonville
Kentwood
Portland
DeWitt

Source: Fiserv BankAnalyst.

Market Strategy

- Rural market with strong market share
- Excellent source of low cost core deposits
- Served by Community Bankers
- Good residential mortgage and consumer lending opportunities to include FHA and VA
- Small business expansion potential to include SBA and USDA

29

Lansing Market Summary

Market Information

- Small sized urban/rural, commercial focused market
- There are 13,169 total businesses in this region’s footprint
- There are 138,278 households in this region’s footprint
- The average household income in this region is $60,540, which is above the State of Michigan average of $58,514
- The estimated 5 year commercial loan and deposit growth is roughly 4.3%

IB Position in Market

- Independent Bank has 13 branches in this region
- There are 137 branches of competitor financial institutions
- A majority of the competition in this region are Community banks, i.e. banks that operate only in one area of the State of Michigan
- According to FDIC Data, Independent Bank ranks 10th in this region in deposit market share with a total market share of 3.94%
- IB has a total of $273 million and $256 million in deposits as of June of 2013 and June of 2012 respectively at branches in this region

Geographic Footprint



Portland
S Wright Rd
DeWitt
Morrice
69
Campbell Corners
Sebewa Corners
127
Bath
Perry
Lake Odessa
43
Sunfield
Mulliken
Grand Ledge
Bus 69
East Lansing
Lansing
Okemos
Woodland
100
M I C H I G A N
43
Williamston
Webberville
West Windsor
Dimondale
96
Holt
Vermontville
Chester
E A T O N
Nashville
52
Kalamo
79
Charlotte
50
Aurelius
Eaton Rapids
66
Assyria
Bellevue
Olivet
Brookfield
Onondaga
Bunker Hill
Stockbridge
78
Bedford
Lee Center
Pennfield
Rives Junction
Tompkins
106
89

Source: Fiserv BankAnalyst.

Market Strategy

- Mid-size market with low market share
- Economy is not fast growing but stable with state capital and MSU as a base
- Number of core C & I credits is not as prevalent but the service sector, non-profits (trade associations), medical and investor real estate provide ample opportunities
- Ability to expand commercial lending to wider area from St Johns to Southern MI where more core C & I credits are located

30

Bay City, Saginaw, Midland Market Summary

Market Information

- Medium sized urban, commercial focused market
- There are 10,474 total businesses in this region's footprint
- There are 98,565 households in this region's footprint
- The average household income in this region is $54,714 which is below the State of Michigan average of $58,514
- The estimated 5 year commercial loan and deposit growth is roughly 4.7%

IB Position in Market

- Independent Bank has 14 branches in this region
- There are 152 branches of competitor financial institutions
- A majority of the competition in this region are Intrastate banks, i.e. banks that operate only in the State of Michigan
- According to FDIC Data, Independent Bank ranks 6th in this region in deposit market share with a total market share of 5.35%
- IB has a total of $378 million and $384 million in deposits as of June of 2013 and June of 2012 respectively at branches in this region

Geographic Footprint



Harrison
CLARE
Gladwin
GLADWIN
Hatton
Beaverton
Billings
Mount Forest
Standish
Arenac
Pinconning
Farwell
Clare
Edenville
Hope
Coleman
Larkin
ISABELLA
Weidman
Rosebush
Wise
North Williams
Kawkawlin
Beal City
Sanford
MICHIGAN
MIDLAND
Midland
Auburn
Essexville
Mount Pleasant
Rolland Center
Shepherd
Freeland
Porter
Coe
Zilwaukee
Carrollton
Reese
Blumfield Corners
St. Louis
Breckenridge
Merrill
Saginaw
Swan Creek
Alma
GRATIOT
Bridgeport
Frankenmuth
SAGINAW

Market Strategy

- Mid-size market with low market share
- Economy has improved substantially
- Historically little lending done in the Saginaw market where there are a good number of core C & I credits in our stated target of $2MM-$50MM
- Now focusing on C & I market with new leadership in this market
- Medical related provides good opportunity
- Great name recognition for IB in mortgage originations can be leveraged for commercial lending opportunities

Source: Fiserv BankAnalyst.

31

"Thumb" Market Summary

Market Information

- Small sized rural, commercial focused market
- There are 6,818 total businesses in this region's footprint
- There are 41,616 households in this region's footprint
- The average household income in this region is $48,103, which is below the State of Michigan average of $58,514
- The estimated 5 year commercial loan and deposit growth is roughly 4.9%

IB Position in Market

- Independent Bank has 14 branches in this region
- There are 61 branches of competitor financial institutions
- A majority of the competition in this region are Community banks, i.e. banks that operate only in one area of the State of Michigan
- According to FDIC Data, Independent Bank ranks 1st in this region in deposit market share with a total market share of 17.87%
- IB has a total of $300 million and $293 million in deposits as of June of 2013 and June of 2012 respectively at branches in this region

Geographic Footprint



Caseville
Kinde
Port Hope
Harbor Beach
Bay Port
Pigeon
Elkton
Lake Huron
Sebewaing
Owendale
New Greenleaf
Gagetown
Cass City
Parisville
Minden City
Austin Center
Argyle
Deckerville
Forester
Port Sanilac
Carsonville
Midland
Auburn
Bay City
Essexville
Akron
Fairgrove
Ellington
Daytona Branch
Freeland
Kochville
Carrollton
Saginaw
Blumfield Corners
Frankenmuth
Tuscola
Millington
Mayville
Clifford
Sandusky
Watertown
Peck
Croswell
Lexington
North Branch
Brown City
Burnside
Speaker
Yale
Brockway
Columbiaville
Lapeer
Attica
Imlay City
Capac
Goodland
Chesaning
Montrose
Clio
Birch Run
Taymouth
Thetford Center
Mount Morris
Beecher
Richfield Center
Flushing
Owosso
Flint
Davison
Elba
Merrill
Shields
St. Charles
Brant
Swan Creek
Bridgeport
Denmark Junction
Juniata
Kingston
Pinconning
Mount Forest
Kawkawlin
North Williams
Billings
Hope
Larkin
Oakley
New Lothrop
Point Edward

Source: Fiserv BankAnalyst.

Market Strategy

- Rural market with strong market share
- Excellent source of low cost core deposits
- Served by Community Bankers
- Good residential mortgage and consumer lending opportunities to include FHA and VA
- Small business expansion potential to include SBA and USDA

32

Southeast Michigan Market Summary

Market Information

- Large sized urban, commercial focused market
- There are 12,353 total businesses in this region's footprint
- There are 80,140 households in this region's footprint
- The average household income in this region is $96,462, which is above the State of Michigan average of $58,514
- The estimated 5 year commercial loan and deposit growth is roughly 4.8%

IB Position in Market

- Independent Bank has 7 branches in this region
- There are 142 branches of competitor financial institutions
- A majority of the competition in this region are National banks, i.e. banks that operate in at least 20 states
- According to FDIC Data, Independent Bank ranks 13th in this region in deposit market share with a total market share of 1.02%
- IB has a total of $215 million and $204 million in deposits as of June of 2013 and June of 2012 respectively at branches in this region

Geographic Footprint



Hartland
Highland
White Lake
Pontiac Lake
Waterford
Lake Angelus
Auburn Hills
Rochester
Rochester Hills
Stony Creek Lake
M A C O M B
O A K L A N D
Sylvan Lake
Keego Harbor
Pontiac
Utica
Sterling Heights
Milford
Union Lake
Orchard Lake
Cass Lake
Bloomfield Hills
Wolverine Lake
Orchard Lake
West Bloomfield
Birmingham
Troy
Madison Heights
Fraser
New Hudson
Wixom
Walled Lake
Beverly Hills
Clawson
Warren
St. Clair Shores
Green Oak
Farmington Hills
Southfield
Berkley
Royal Oak
Eastpointe
10 Mile Rd
South Lyon
Novi
Farmington
Oak Park
Ferndale
Hazel Park
Center Line
W 8 Mile Rd
Harper Woods
Northville
Highland Park
Livonia
Redford
Hamtramck
Grosse Pointe
Grosse Pointe Farms
Northfield
Plymouth
W A Y N E
Middle River Rouge
Grosse Pointe Park
Garden City
Dearborn Heights
Detroit
Westland
Dearborn
Tecumseh
Windsor
Inkster
Wayne
Melvindale
Ann Arbor
Superior
Allen Park
River Rouge
Ecorse
Ecorse Rd

Market Strategy

- Very large market with little existing market share
- Concentrated in Oakland County which remains a high income, lower unemployment region
- Large number of core C & I credits in our stated target of $2MM-$50MM in sales
- Manufacturing base led by automotive provides many lending and treasury management opportunities
- Medical related provides good opportunity

Source: Fiserv BankAnalyst.

33

Overview of the Detroit Bankruptcy and Our Exposure

What Happened:

- On July 18, 2013, the city of Detroit filed for Chapter 9 bankruptcy protection, marking the largest ever Chapter 9 filing in history
- Detroit's debts are estimated to be in the $18-$20 billion range consisting of over 100,000 creditors

Debt Breakdown:

- Much of the city's debt consists of underfunded pension liabilities and other post-retirement benefits

What Happens Next:

- On October 23rd, there will be a hearing for any objections to Detroit's eligibility for Chapter 9 bankruptcy, and March 1st, 2014 is the deadline for the City to file a bankruptcy plan

How Does this Affect Independent Bank:

- We do not have any direct exposure to bonds, debt or any other financial instrument issued by the city of Detroit and are not a creditor to the city
- Independent Bank's total exposure to loans with collateral located in the City of Detroit and businesses with addresses in the City totals $29.1 million ($28.2 million Commercial, $950,000 Retail) which represents 2.1% of the Bank's total loans as of June 30, 2013. Of $29.1 million, only $300,000 (1.03%) is risk rated watch or worse. None of these businesses has any substantial receivables.
- Due to there being such a small amount of the Bank's loan portfolio being located in the City of Detroit and the fact that 99% of the loans are risk rated pass or better, the Bank's exposure to loss tied to the Chapter 9 bankruptcy filing is very minimal.

34

*  Mepco Update   Mepco Finance Corporation ("Mepco") is a wholly-owned subsidiary that acquires payment plans for vehicle service contracts from marketersMepco incurred charge-offs after its largest counterparty experienced financial difficulties and ultimately filed for bankruptcy on 3/1/2010As of June 30, 2013, the net payment plan receivables held by Mepco represented only 3.6% of our consolidated assets, down from a high of 15.0% at July 31, 2009  Payment Plan Balances ($ in Millions)  Future of Mepco  Mepco Overview  We intend to operate Mepco at a smaller level so that we can focus on our core community banking businessThe receivables that Mepco acquires have less than a two year duration and so we have been able to alter acquisition terms of newly acquired receivables to ensure greater protection from counterparty risk

 *  Down 20% from Q113, 30% YTD  Classified Assets and New Default Trends  Total Classified Assets ($ in Millions)  Commercial New Defaults ($ in Millions)  Total New Defaults ($ in Millions)  Retail New Defaults ($ in Millions)